Exhibit 10.115

Execution Copy

AMENDMENT NO. 2 TO

INVESTMENT AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to the Investment Agreement dated as of March 29, 2011, as amended by Amendment No. 1 to Investment Agreement dated as of May 6, 2011 (as so amended, the “Original Agreement”), is entered into as of August 30, 2011 by and between OCM Marine Investments CTB, Ltd., a Cayman Islands exempt company (“Investor”), and General Maritime Corporation, a Marshall Islands corporation (the “Company”).  Each of the above referenced parties is sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire to amend the Original Agreement in accordance with the terms of this Amendment (the Original Agreement, as so amended by this Amendment, the “Agreement”); and

WHEREAS, Section 5.07 of the Original Agreement provides that no amendment of any provision of the Original Agreement shall be valid unless the same shall be in writing and signed by the Company and Investor.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

1.             Section 4.05(b) of the Original Agreement.  The third sentence of Section 4.05(b) of the Original Agreement is hereby amended and restated in its entirety as follows:

Except as provided in Section 4.05(f), the sale of the New Securities to each Eligible Holder shall be no later than concurrent with the sale of such New Securities to the other proposed purchaser(s) of such New Securities, and the purchase price therefor shall be payable by such Eligible Holder at the same time and in the same manner as payable by the other proposed purchaser(s) of such New Securities; provided that, if the Company accepts payment for any such New Securities in any form other than cash (U.S. dollars), each Eligible Holder shall have the option to make such payment in cash (U.S. dollars) (equal to the fair market value, at the time of the consummation of such sale, of the non-cash consideration being paid by the other proposed purchaser(s) of such New Securities) by wire transfer of immediately available funds to an account designated by the Company or in the form of such other consideration paid by the other purchaser(s); provided, further, that the sale of New Securities to any Eligible Holder may be delayed as reasonable necessary to obtain any required clearance, consent or approval of any Governmental Authority, including the passage or termination of any waiting period under the HSR Act or any comparable applicable non-U.S. competition or antitrust Law, it being understood that, with respect to any such required clearance, consent or approval, the Company shall cooperate with the Eligible Holder in accordance with Section 4.01.

2.             Section 4.05(e) of the Original Agreement.  The proviso contained in Section 4.05(e) of the Original Agreement is hereby amended and restated in its entirety as follows:

“provided that, New Securities shall not include any such securities or other interests issued (i) as consideration in a bona fide business combination or acquisition (whether structured as a merger, consolidation or otherwise) (including in connection with acquisitions of vessels or other assets) by the Company or its Subsidiaries (and not to any Affiliates of the Company or any of its Subsidiaries or any members of the “immediate family” (as such term is defined in Rule 16a-1(e) under the Exchange Act) thereof or to any Affiliates of any of the foregoing), (ii) as “kickers” to lenders pursuant to bona fide third-party debt financings (and not to any Affiliates of the Company or any of its Subsidiaries or any members of the “immediate family” (as such term is defined in Rule 16a-1(e) under the Exchange Act) thereof or to any Affiliates of any of the foregoing), (iii) to any director, officer, employee or consultant of the Company or any of its Subsidiaries or joint ventures pursuant to the General Maritime Corporation 2001 Stock Incentive Plan as in effect on March 25, 2011, or any other compensatory plan or arrangement of the Company or any of its Subsidiaries approved by the Company Board or the Compensation Committee, (iv) pursuant to any stock splits, stock combinations, stock dividends, dividends of purchase rights or other securities and similar transactions, (v) upon conversion, exchange or exercise of any securities previously issued in compliance with this Section 4.05; provided that the express terms of such previously issued securities, as such terms existed on the date of issuance of such securities, provided for the conversion, exchange or exercise of such securities, as applicable (but regardless of whether or not such previously issued securities were actually convertible, exchangeable or exercisable as of their date of issuance), (vi) upon conversion, exchange or exercise of any securities previously issued and in respect of which the Eligible Holders were not entitled to participate under this Section 4.05 because such securities were excluded from the definition of “New Securities” by any of clauses (i), (ii), (iii) or (iv) of this paragraph; provided that the express terms of such previously issued securities, as such terms existed on the date of issuance of such securities, provided for the conversion, exchange or exercise of such securities, as applicable (but regardless of whether or not such previously issued securities were actually convertible, exchangeable or exercisable as of their date of issuance), (vii) upon conversion, exchange or exercise of any securities outstanding on the date of this Agreement or on the Closing Date; provided that the express terms of such previously issued securities, as such terms existed on the date of issuance of such securities, provided for the conversion, exchange or exercise of such securities, as applicable (but regardless of whether or not such previously issued securities were actually convertible, exchangeable or exercisable as of their date of issuance), (viii) to the extent such securities or other interests constitute Public Offering Securities (it being understood that, with respect to any Public Offering Securities, the provisions of Section 4.05(g) shall govern), or (ix) to any Registered Holder (as defined in the Warrants) pursuant to Section 2A or 2B of the Warrants.”

3.             Section 2B(i) of the Form of Warrant attached as Exhibit B to the Original Agreement.  Section 2B(i) of the Form of Warrant attached as Exhibit B to the Original Agreement is hereby amended and restated by inserting the words “the consummation of” in the sixth line thereof immediately following the words “then immediately upon” and immediately preceding the words “such issuance or sale or deemed issuance or sale” (so that such amended and restated provision shall provide as follows:  “then immediately upon the consummation of such issuance or sale or deemed issuance or sale”).

4.             Section 2C of the Form of Warrant attached as Exhibit B to the Original Agreement.  Section 2C of the Form of Warrant attached as Exhibit B to the Original Agreement is hereby amended and restated in its entirety as follows:

“2C.        Notwithstanding anything contained herein to the contrary, there shall be no adjustment to the number of shares of Common Stock obtainable upon exercise of any Warrant with respect to (i) the granting of shares of restricted or unrestricted Common Stock, stock options, stock appreciation rights, dividend equivalent rights or performance shares (or, as applicable, the exercise thereof) to any director, officer, employee or consultant of the Company or any of its Subsidiaries or joint ventures pursuant to the General Maritime Corporation 2001 Stock Incentive Plan as in effect on March 25, 2011, or any other compensatory plan or arrangement of the Company or any of its Subsidiaries approved by the Company Board or the Compensation Committee of the Company Board (the “Compensation Committee”), (ii) Common Stock issued or issuable upon exercise of the Warrants or in respect of any Purchase Rights granted, issued or sold to the holder of this Warrant pursuant to Section 4, (iii) the issuance of any Common Stock or other securities upon conversion, exchange or exercise of any securities outstanding on the date hereof; provided that the express terms of such previously issued securities, as such terms existed on the date of issuance of such securities, provided for the conversion, exchange or exercise of such securities, as applicable (but regardless of whether or not such previously issued securities were actually convertible, exchangeable or exercisable as of their date of issuance), or (iv) the issuance of any additional Warrants pursuant to Section 2A or 2B.”

5.             Section 5 of the Form of Warrant attached as Exhibit B to the Original Agreement.  Section 5 of the Form of Warrant attached as Exhibit B to the Original Agreement is hereby amended and restated in its entirety as follows:

“Section 5.            No Duplication.  Notwithstanding anything contained herein to the contrary, if the provisions of more than one sub-section of Section 2 (including Sections 2A, 2B, 2C and 2D), Section 3 or Section 4 could require, in connection with a single transaction or issuance, an adjustment to the number of shares of Common Stock obtainable upon exercise of this Warrant and/or issuance of additional Warrants, rights or securities to the Registered Holder under this Warrant, only one such provision shall apply, without duplication, and only one adjustment or issuance shall be made in connection therewith (it being understood, for the avoidance of doubt, that with respect to any single transaction, the holder of this Warrant may be entitled either to such an adjustment or to the issuance of additional rights or securities, as is more favorable to the holder, as determined by the Requisite Holders, but not both), and there shall be no adjustment or issuance of rights or other securities to the Registered Holder pursuant to this Warrant with respect to (i) the granting of shares of restricted or unrestricted Common Stock, stock options, stock appreciation rights, dividend equivalent rights or performance shares (or, as applicable, the exercise thereof) to any director, officer, employee or consultant of the Company or any of its Subsidiaries or joint ventures pursuant to the General Maritime Corporation 2001 Stock Incentive Plan as in effect on March 25, 2011, or any other compensatory plan or arrangement of the Company or any of its Subsidiaries approved by the Company Board or the Compensation Committee, (ii) Common Stock issued or issuable upon exercise of the Warrants or in respect of any Purchase Rights granted, issued or sold to the holder of this Warrant pursuant to Section 4, (iii) the issuance of any Common Stock or other securities upon conversion, exchange or exercise of any securities outstanding on the date hereof; provided that the express terms of such previously issued securities, as such terms existed on the date of issuance of such securities, provided for the conversion, exchange or exercise of such securities, as applicable (but regardless of whether or not such previously issued securities were actually convertible, exchangeable or exercisable as of their date of issuance), or (iv) the issuance of any additional Warrants pursuant to Section 2A or 2B.”

6.             Miscellaneous.

(a)           Construction.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Amendment shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.  If either Party has breached any covenant or agreement contained in this Amendment in any respect, the fact that there exists another covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first covenant or agreement.

(b)           Interpretation.  Unless the context of this Amendment otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Amendment; (iv) the terms “Article” or “Section” refer to the specified Article or Section of the Agreement and (v) the word “including” means “including without limitation.”

(c)           Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, including Section 5-1401 of the New York General Obligations Law.

(d)           WAIVER OF JURY TRIAL.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY

AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(e)           Jurisdiction and Venue.  Each Party consents to the jurisdiction and venue of the United States federal and state courts in the Borough of Manhattan, City of New York, for any action, suit or proceeding arising from or in connection with the interpretation or enforcement of this Amendment.

(f)            Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  This Amendment and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(g)           Effect of this Amendment.  Except as expressly set forth in this Amendment, all of the provisions of the Original Agreement shall remain in full force and effect in accordance with their terms, and this Amendment shall reaffirm the Original Agreement in all respects.  This Amendment shall be deemed to have effect as of, and from and after, the date of the Original Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President, Chief Financial Officer

OCM MARINE INVESTMENTS CTB, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ B. James Ford
Name: B. James Ford
Title:

By:	/s/ Adam C. Pierce
Name: Adam C. Pierce
Title: Senior Vice President

[Signature Page — Amendment No. 2 to GMR Investment Agreement]